Exhibit 10.2

Senetek PLC Files Form 12b-25

NAPA, Calif., April 2, 2007—Senetek PLC (OTCBB: SNTKY), a life sciences product development company targeting the science of aging, today announced that it filed a Form 12b-25 with the Securities and Exchange Commission in order to extend the due date of its 2006 Annual Report on Form 10-K for fifteen days, as permitted by Rule 12b-25 under the Securities Exchange Act. In its filing the Company has advised that it is not possible without unreasonable effort and expense to file its Annual Report by April 2 because of the major efforts associate with a material transaction, the Company’s signing of a monetization agreement with Valeant Pharmaceuticals North America Inc.. This has made it impossible for the Company’s small management team to complete the reviews necessary to ensure that the financial statements and disclosures contained in its 2006 Annual Report are accurate and complete. The Company will file its Annual Report on or before the expiration of the fifteen day extension period and will announce the schedule for its year- end investor conference call at that time.

About Senetek PLC

Senetek PLC (OTCBB: SNTKY) is a life sciences product development company with a portfolio of intellectual properties targeting the science of aging, including skincare and dermatological therapeutics, erectile dysfunction and nutrition. Kinetin, Senetek’s lead commercial product, is currently licensed and marketed by 14 pharmaceutical and cosmeceutical companies, and Senetek has entered into an exclusive global license with Valeant Pharmaceuticals for Senetek’s proprietary anti-aging skincare compound Zeatin. In addition, Senetek has entered into exclusive licenses for Europe and North America, respectively, for its patented combination drug treatment for erectile dysfunction, Invicorp®, has an exclusive manufacturing distributorship for its proprietary diagnostic monoclonal antibodies, and recently sold, with retained rights of profit participation, its patented drug delivery system, Reliaject®.

For more information, visit the company’s website at http://www.senetekplc.com/

This news release contains statements that may be considered ‘forward-looking statements’ within the meaning of the Private Securities Litigation Reform Act, including those that might imply commercial potential and successful evaluation and development of new compounds and success in forging direct distribution arrangements. Forward-looking statements by their nature involve substantial uncertainty, and actual results may differ materially from those that might be suggested by such statements. Important factors identified by the Company that it believes could result in such material differences are described in the Company’s Annual Report on Form 10-K/A for the year 2005. However, the Company necessarily can give no assurance that it has identified or will identify all of the factors that may result in any particular forward-looking statement materially differing from actual results, and the Company assumes no obligation to correct or update any forward-looking statements which may prove to be inaccurate, whether as a result of new information, future events or otherwise.